     As filed with the Securities and Exchange Commission on April 18, 2000

Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                  HAUSER, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                            84-0926801
            --------                                            ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                               5555 Airport Blvd.
                             Boulder, Colorado 80301
                                 (303) 546-1300

               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

     -----------------------------------------------------------------------
                     Hauser, Inc. 1999 Stock Incentive Plan
                      Hauser, Inc. 1999 Stock Purchase Plan
                            (Full title of the plans)
     -----------------------------------------------------------------------

                                Ralph L. Heimann
                      Secretary and Chief Financial Officer
                               5555 Airport Blvd.
                             Boulder, Colorado 80301
                                 (303) 546-1300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              CALCULATION OF REGISTRATION FEE
================ ================ ==================== ==================== ===============
 Title of          Amount to be     Proposed maximum     Proposed maximum      Amount of
 securities to    registered (1)   offering price per   aggregate offering   registration
 be registered                         share (2)            price (2)             fee
---------------- ---------------- -------------------- -------------------- ---------------
Common Stock,
$0.001 par value
per share           1,000,000            $2.00              $2,000,000              $528
================ ================ ==================== ==================== ===============

(1) Represents 850,000 shares of common stock of Hauser, Inc. (the "Common Stock") issuable pursuant to the Hauser, Inc. 1999 Stock Incentive Plan (the "Incentive Plan") and 150,000 shares of Common Stock issuable pursuant to the Hauser, Inc. Stock Purchase Plan (the "Purchase Plan") (collectively, the "Plans"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Hauser, Inc., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Annual Report on Form 10-K (File No. 0-17174) for the fiscal year ending April 30, 1999, as amended by the amendment on Form 10-K/A, filed on October 27, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 1999, October 31, 1999 and January 31, 2000, filed pursuant to the Exchange Act;

     (c) The Company's Current Reports on Form 8-K, filed August 12, 1999, September 9, 1999, December 14, 1999 and January 14, 2000 pursuant to the Exchange Act; and

     (d) The description of the Common Stock under the caption "Description of Registrant's Securities to be Registered" incorporated by reference into the Company's Registration Statement on Form 8-A, filed on October 4, 1988 pursuant to the Exchange Act and contained in the Company's Prospectus, filed on November 5, 1986 pursuant to the Securities Act as part of the Company's Registration Statement on Form S-18 (No. 2-99268-NY) under the caption "Description of Securities", as amended by the information under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form S-2, filed on October 16, 1992 pursuant to the Securities Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Harvey L. Sperry, a partner of Willkie Farr & Gallagher, is a non-employee director of the Company and is the beneficial owner of 73,695 shares of Common Stock. Mr. Sperry may receive discretionary grants of Common Stock in lieu of cash compensation under the Incentive Plan to the same degree as other non-employee directors of the Company.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, corporations may limit the liability of directors, except in connection with the following instances: (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith, or involving intentional misconduct or knowing violation of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision does not limit the liability of a director for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     The Company's Certificate of Incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law currently exists or as it may be amended in the future. Furthermore, a provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.    Description of Exhibits
-----------    -----------------------

    5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

  23.1         Consent of Arthur Andersen LLP.

  23.2         Consent of Willkie Farr & Gallagher (included in Exhibit 5).

  24           Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on this 18th day of April, 2000.


                                        HAUSER, INC.


                                        By: /s/ Volker Wypyszyk
                                            ------------------------------
                                            Volker Wypyszyk
                                            Chief Executive Officer

                                        By: /s/ Ralph L. Heimann
                                            ------------------------------
                                            Ralph L. Heimann
                                            Secretary and Chief Financial
                                            Officer (Principal Financial Officer
                                              and Principal Accounting Officer)

Directors
---------


                 Name                   Title            Date
                 ----                   -----            ----

By: /s/ Volker Wypyszyk                Director     April 18, 2000
    ------------------------------
    Volker Wypyszyk

By: /s/ Dean P. Stull                  Director     April 18, 2000
    ------------------------------
    Dean P. Stull

By:                                    Director     April 18, 2000
    ------------------------------
    Rudolfo C. Bryce

By:                                    Director     April 18, 2000
    ------------------------------
    William E. Coleman

By:                                    Director     April 18, 2000
    ------------------------------
    Michael C. Davis

By: /s/ Herbert Elish                  Director     April 18, 2000
    ------------------------------
    Herbert Elish

By:                                    Director     April 18, 2000
    ------------------------------
    James R. Mellor

By: /s/ Robert F. Saydah               Director     April 18, 2000
    ------------------------------
    Robert F. Saydah

By: /s/ Harvey L. Sperry               Director     April 18, 2000
    ------------------------------
    Harvey L. Sperry

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Hauser, Inc. hereby severally constitutes and appoints Ralph L. Heimann as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Name                          Title                           Date
                ----                          -----                           ----
By: /s/ Volker Wypyszyk                Chief Executive Officer,          April 18, 2000
    ------------------------------     President and Director
    Volker Wypyszyk

By: /s/ Dean P. Stull                  Chairman of the Board             April 18, 2000
    ------------------------------
    Dean P. Stull

By: /s/ Ralph L. Heimann               Secretary and Chief Financial     April 18, 2000
    ------------------------------     Officer (Principal Financial
    Ralph L. Heimann                   Officer and Principal
                                       Accounting Officer)

By:                                    Director                          April 18, 2000
    ------------------------------
    Rudolfo C. Bryce

By:                                    Director                          April 18, 2000
    ------------------------------
    William E. Coleman

By:                                    Director                          April 18, 2000
    ------------------------------
    Michael C. Davis

By: /s/ Herbert Elish                  Director                          April 18, 2000
    ------------------------------
    Herbert Elish






By:                                    Director                          April 18, 2000
    ------------------------------
    James R. Mellor

By: /s/ Robert F. Saydah               Director                          April 18, 2000
    ------------------------------
    Robert F. Saydah

By: /s/ Harvey L. Sperry               Director                          April 18, 2000
    ------------------------------
    Harvey L. Sperry

                                INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------

    5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

  23.1         Consent of Arthur Andersen LLP.

  23.2         Consent of Willkie Farr & Gallagher (included in Exhibit 5).

  24           Power of Attorney (reference is made to the signature page).